Exhibit 99.1

Wilhelmina International, Inc. Reports Results for the Year Ended 2016

Annual Financial Highlights

  Total revenues for the year ended December 31, 2016 of $82.2 million, the second highest annual revenues in Company history.
  Net income for the year ended December 31, 2016 of $0.1 million.
  Net cash provided by operating activities of $2.9 million for fiscal 2016.
  EBITDA and Adjusted EBITDA of $1.6 million and $2.7 million, respectively, for the fourth quarter and year ended December 31, 2016.
  Pre-Corporate EBITDA for the fourth quarter and year ended December 31, 2016 of $0.3 million and $4.1 million, respectively.

(in thousands)	Q4 16	Q4 15	YOY % Change	Year Ended 2016	Year Ended 2015	YOY % Change
Total Revenues	$17,634	$19,250	(8.4%)	$82,228	$83,800	(1.9%)
Operating Income (Loss)	(701)	(478)	(46.7%)	1,017	2,395	(57.5%)
Income (Loss) Before Provision for Taxes	(776)	(395)	(96.5%)	910	2,341	(61.1%)
Net Income (Loss)	(585)	94	(722.3%)	95	1,507	(93.7%)
EBITDA*	(417)	(286)	(45.8%)	1,585	2,815	(43.7%)
Adjusted EBITDA*	(306)	(337)	(9.2%)	2,682	3,078	(12.9%)
Pre-Corporate EBITDA*	321	(137)	334.3%	4,077	3,987	2.3%
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, March 23, 2017 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues for the fiscal year ended December 31, 2016 of $82.2 million compared to $83.8 million for 2015.  Net income was $0.1 million, or $0.02 per fully diluted share, for 2016 compared to $1.5 million, or $0.25 per fully diluted share, for fiscal 2015.  Net cash provided by operating activities increased to $2.9 million for 2016 compared to $0.5 million the prior year.  Pre-Corporate EBITDA increased to $0.3 million and $4.1 million for the three months and year ended December 31, 2016, compared to $0.1 million loss and $4.0 million for the three months and year ended December 31, 2015.

Mark Schwarz, Executive Chairman of Wilhelmina, said, “2016 was one of the most transformational years in Wilhelmina’s history.  Our stable year over year financial results belie the magnitude of accomplishments and positive changes within the Company, including a greatly strengthened senior management team, new divisions, a new regional office, success with our London acquisition, many new talent and celebrity signings and, in addition to numerous prestigious editorials and beauty campaigns, an increased number of talent represented in the high profile avenues of Victoria’s Secrets, Sports Illustrated and Super Bowl commercials.   Additionally, Wilhelmina garnered more 1 billion brand impressions in 2016 increasing awareness and perception of who we are and what we do.  As we move forward into 2017 we are building on the solid foundation established in 2016.”

William Wackermann, Chief Executive Officer of Wilhelmina, said, “2016 has been a year of many positive changes for Wilhelmina.  Although Wilhelmina’s financial results were impacted by several nonrecurring charges related to these upgrades, I feel confident that they will pave the way for great success in the future.  I am especially excited about the potential in our celebrity and Aperture divisions, as well as continued contributions from our core model management boards.”

Some recent highlights from our models’ activities:

MEN

  Jegor Venned – Givenchy campaign
  William Los – Versace campaign
  Serge Rigava – Hermes campaign
  Francisco Lachowski – Tommy Hilfiger Fashion Week and holiday campaign
  Sup Park – Gap holiday campaign
  Janis Ancens – Banana Republic holiday campaign
  Jonathan Bellini – Vogue Hommes Spring/Summer 2017 cover
  Sven de Vries – L-Officiel Hommes Spain winter cover
  Hao Yun Xiang – Harper’s Bazaar Thailand Fashion Week cover
  Francisco Lachowski – Reflex Homme November 2016 cover
  Clint Mauro – signed to Wilhelmina

WOMEN

  Anastasia Chekry – Gucci Fashion Week show
  Anastasia Orlova – Dior Haute Couture show
  I-Hua Wu – Maybelline Beauty Campaign
  Isis Bataglia – Givenchy Beauty Campaign
  Phoenix Anderson – WWD Cover
  Rhiannon McConnell – CK One Gold fragrance campaign
  Sora Choi – Diesel, GAP, and Louis Vuitton campaigns
  Veronika Vilim – Black Magazine cover
  Abigail Leigh – Dior and Valentino shows
  Melissa Anderson – Prada show
  Ally Ertel – Office magazine
  McKenna Berkley – 2017 Sports Illustrated swimsuit issue
  Anne DePaula – 2017 Sports Illustrated swimsuit issue
  Hunter McGrady – 2017 Sports Illustrated swimsuit issue
  Barbie Ferreira – Clarks shoes campaign
  Adriana Villarreal, Gabriella Allen, Israela Avtau, Amanda Salvato, and Tiffany Hirth – Olay campaign

HAIR AND MAKEUP ARTISTS

  Maher Jridi styling during Paris Fashion week
  Lisa Logan worked with Queen Latifah, Missy Elliot, and Salt & Peppa for the 2016 Hip Hop Honors
  Tiffany Briseno styling Shawn Mendes for the Grammys and I Heart Radio red carpet
  Dylan Hanson and Natalia Malova styling Leona Lewis during New York Fashion Week
  Lauren McKeever – Hair styling Meghan Trainor on the Jingle Ball tour

APERTURE

  Joshua Zabar – Alfa Romeo Super Bowl Commercial
  Cody Callahan – Sprite Super Bowl Commercial
  Quin Walters – Supporting role in Tyler Perry movie

Financial Results

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA, and Pre-Corporate EBITDA for the fourth quarter and the year ended December 31, 2016 and December 31, 2015.

(in thousands)	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Net income	$(585)	$94	$95	$1,507
Interest expense	60	-	81	-
Income tax expense	(191)	(489)	815	834
Amortization and depreciation	299	109	594	474
EBITDA	$(417)	$(286)	$1,585	$2,815
Foreign exchange (gain) loss	(6)	(1)	(14)	118
Loss from unconsolidated affiliate	21	22	10	40
Share-based payment expense	96	32	349	209
Certain non-recurring items	-	(104)	752	(104)
Adjusted EBITDA	$(306)	$(337)	$2,682	$3,078
Corporate overhead	627	200	1,395	909
Pre-Corporate EBITDA	$321	$(137)	$4,077	$3,987

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months and year ended December 31, 2016, when compared to the three months and year ended December 31, 2015, were primarily the result of the following:

  Revenues net of model costs decreased by $0.4 million, or 1.5%, for the year ended December 31, 2016 when compared to the year ended December 31, 2015 primarily due to lower core modeling bookings in the United States, partially offset by an increase in core model bookings in London;

  Salaries and service costs for the three months and year ended December 31, 2016 decreased $0.7 million and $0.3 million, or 17.0% and 1.7%, respectively when compared to the three months and year ended December 31, 2015 primarily due to changes in personnel to better strategically align Wilhelmina office needs for each geographic region, and improved management of travel and entertainment costs in connection with delivering services to clients and models;

  Office and general expenses decreased $0.1 million, or 7.8%, for the three months ended December 31, 2016 compared to the three months ended December 31, 2015, primarily due to lower bad debt expense.  For the year ended December 31, 2016, office and general expenses increased $0.7 million, or 13.5%, compared to the year ended December 31, 2015, primarily due to an increase in legal costs, recruiting fees related to the hiring of the Company’s new Chief Executive Officer in January 2016 and new Chief Financial Officer in April 2016, accrual for non-income tax expenses, and the inclusion of office and general expenses related to the Chicago office opened during 2016;

  Amortization and depreciation expense increased $0.2 million and $0.1 million for the three months and year ended December 31, 2016, respectively, compared to 2015 primarily due to the Company’s new accounting software being placed into service during 2016;

  Significant non-recurring items during the year ended December 31, 2016 included an increase to contingent consideration relating to the 2015 acquisition of Wilhelmina London Limited, severance paid to former employees, the recruiting fees noted above, as well as non-income taxes to reconcile the Company’s liability for previous years;

  Corporate overhead expenses increased $0.4 million and $0.5 million for the three months and year ended December 31, 2016, respectively, compared to 2015 primarily due to higher legal fees and higher costs related to internal controls testing of the Company’s new accounting software during the fourth quarter of 2016;

  Both operating income and income before provision for taxes decreased $1.4 million for the year ended December 31, 2016 compared to the prior year primarily as a result of the foregoing modest decrease in revenues and net increase in expenses; and

  Net income decreased $1.4 million for 2016 compared to 2015 as the combined result of the $1.4 million decline in income before provision for taxes and similar provision for taxes in both years. Income taxes were high in 2016 despite lower pretax income due to the deferred tax impact of the termination of stock options previously granted to the Company’s former Chief Executive Officer and additional taxes owed at the conclusion of a 2014 New York state tax audit.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS As of December 31, 2016 and 2015 (In thousands, except share data)

	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$5,688	$4,556
Accounts receivable, net of allowance for doubtful accounts $1,646 and $1,041, respectively	16,947	13,184
Deferred tax asset	1,167	1,358
Prepaid expenses and other current assets	847	191
Total current assets	24,645	19,289

Property and equipment, net of accumulated depreciation of $1,525 and $1,026, respectively	3,206	2,111

Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,527 and $8,431 respectively	210	306
Goodwill	13,192	13,192
Other assets	164	405

TOTAL ASSETS	$49,888	$43,770

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,781	$3,772
Due to models	14,217	9,745
Contingent consideration to seller - current	97	-
Term loan - current	502	-
Total current liabilities	19,597	13,517

Long term liabilities:
Contingent consideration to seller – non-current	-	67
Deferred income tax liability	2,734	2,407
Term loan - non-current	2,147	-
Total long-term liabilities	4,881	2,474

Total liabilities	24,478	15,991

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value, 12,500,000 shares authorized; 6,472,038 shares issued at
December 31, 2016 and December 31, 2015	65	65
Treasury stock, 1,090,370 and 683,654 shares, respectively, at cost	(4,893)	(2,118)
Additional paid-in capital	87,336	86,987
Accumulated deficit	(57,048)	(57,143)
Accumulated other comprehensive income	(50)	(12)
Total shareholders’ equity	25,410	27,779

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$49,888	$43,770

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME For the Years Ended December 31, 2016 and 2015 (In thousands, except per share data)

	Three Months Ended		Year Ended
	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Revenues
Revenues	$17,532	$19,204	$82,044	$83,309
License fees and other income	102	46	184	491
Total revenues	17,634	19,250	82,228	83,800

Model costs	12,730	13,949	58,682	59,896

Revenues net of model costs	4,904	5,301	23,546	23,904

Operating expenses
Salaries and service costs	3,299	3,974	14,893	15,150
Office and general expenses	1,380	1,496	5,647	4,976
Amortization and depreciation	299	109	594	474
Corporate overhead	627	200	1,395	909
Total operating expenses	5,605	5,779	22,529	21,509
Operating income	(701)	(478)	1,017	2,395

Other income (expense):
Foreign exchange gain (loss)	6	1	14	(118)
Gain (loss) from an unconsolidated affiliate	(21)	(22)	(10)	(40)
Interest expense	(61)	-	(81)	-
Revaluation of contingent liability	-	104	(30)	104
Total other income (expense)	(75)	83	(107)	(54)

Income before provision for income taxes	(776)	(395)	910	2,341

Provision for income taxes:
Current	352	278	(296)	(208)
Deferred	(161)	211	(519)	(626)
Income tax (expense)	191	489	(815)	(834)

Net income	$(585)	$94	$95	$1,507

Other comprehensive income
Foreign currency translation income (loss)	12	(8)	(38)	(12)
Total comprehensive income	$(573)	$86	$57	$1,495

Basic net income per common share	$(0.11)	$0.02	$0.02	$0.26
Diluted net income per common share	$(0.11)	$0.02	$0.02	$0.25

Weighted average common shares outstanding-basic	5,382	5,840	5,632	5,852
Weighted average common shares outstanding-diluted	5,433	5,943	5,686	5,955

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATE STATEMENTS OF CASH FLOWS For the Years Ended December 31, 2016 and 2015 (In thousands)

	2016	2015
Cash flows from operating activities:
Net income:	$95	$1,507
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	594	474
Share based payment expense	349	209
Revaluation of contingent liability to seller	30	(104)
Deferred income taxes	519	626
Bad debt expenses	153	172
Changes in operating assets and liabilities:
Accounts receivable	(3,916)	(519)
Prepaid expenses and other current assets	(656)	71
Other assets	241	(269)
Due to models	4,472	(777)
Accounts payable and accrued liabilities	1,009	(906)
Net cash provided by operating activities	2,890	484

Cash flows from investing activities:
Cash paid for business acquisition, net of cash acquired (Note 1)	-	(282)
Purchases of property and equipment	(1,594)	(1,028)
Net cash used in investing activities	(1,594)	(1,310)

Cash flows from financing activities:
Purchases of treasury stock	(2,775)	(475)
Proceeds from term loan	2,649	-
Net cash used in financing activities	(126)	(475)

Foreign currency effect on cash flows:	(38)	(12)

Net change in cash and cash equivalents:	1,132	(1,313)
Cash and cash equivalents, beginning of period	4,556	5,869
Cash and cash equivalents, end of period	$5,688	$4,556

Non-cash investing and financing activities:
Issuance of contingent consideration to seller	-	$171

Supplemental disclosures of cash flow information:
Cash paid for interest	$81	-
Cash paid for income taxes	$320	$284

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense.  The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus gain/loss from unconsolidated affiliate plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director and executive officer compensation, legal, audit and professional fees, corporate office rent and travel.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-K Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission on March 23, 2017.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements.  As a result, no person should not place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, and its other subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina, a publicly traded company, is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:
Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com